Exhibit 21

                         Subsidiaries of the Registrant

                                                     Percentage of Outstanding
                                                     Limited Partnership Units
                                                      Owned By Baron Capital
Name of Limited Partnership                              Properties, L.P.             State of Formation
---------------------------                              ----------------             ------------------
Baron Strategic Investment Fund, Ltd.                           93.75%                      Florida
Baron Strategic Investment Fund II, Ltd.                       100.00%                      Florida
Baron Strategic Investment Fund IV, Ltd.                       100.00%                      Florida
Baron Strategic Investment Fund V, Ltd.                         97.50%                      Florida
Baron Strategic Investment Fund VI, Ltd.                        96.65%                      Florida
Baron Strategic Investment Fund VIII, Ltd.                     100.00%                      Florida
Baron Strategic Investment Fund IX, Ltd.                        98.50%                      Florida
Baron Strategic Investment Fund X, Ltd.                         97.62%                      Florida
Baron Strategic Vulture Fund I, Ltd.                           100.00%                      Florida
Brevard Mortgage Program, Ltd.                                 100.00%                      Florida
Central Florida Income Appreciation Fund, Ltd.                  98.57%                      Florida
Crystal Court Apartments II, Ltd.                              100.00%                      Florida
Florida Capital Income Fund, Ltd.                               95.04%                      Florida
Florida Capital Income Fund II, Ltd.                            94.50%                      Florida
Florida Capital Income Fund III, Ltd.                           92.75%                      Florida
Florida Income Advantage Fund I, Ltd.                           98.40%                      Florida
Florida Income Appreciation Fund I, Ltd.                       100.00%                      Florida
Florida Income Growth Fund V, Ltd.                              96.09%                      Florida
Florida Opportunity Income Partners, Ltd.                      100.00%                      Florida
Heatherwood Kissimmee, Ltd.                                    100.00%                      Florida
Lamplight Court of Bellefontaine Apartments, Ltd.              100.00%                      Florida
Midwest Income Growth Fund VI, Ltd.                             93.33%                     Michigan
Realty Opportunity Income Fund VIII, Ltd.                       95.76%                      Florida
Riverwalk Enterprises, Ltd.                                    100.00%                      Florida


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